                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-4, of our report dated March 27, 2000, on the consolidated financial statements of United International Properties, Inc., which report appears in the Annual Report on Form 10-K of UnitedGlobalCom, Inc. for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts".


                                      ARTHUR ANDERSEN LLP


Denver, Colorado
February 5, 2001